Exhibit 10.26

AMENDMENT NO. 3

TO

$30,000,000 GBP/EURO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 dated as of May 25, 2005 (this “Amendment”), is entered into by and among Euronet Worldwide, Inc., as Borrower Agent (the “Borrower Agent”), e-pay Holdings Limited and Delta Euronet GmbH (each a “Borrower”, and collectively, the “Borrowers”) and Bank of America, N.A. (“Bank of America”), as agent and a Lender (the “Lender”).

RECITALS

A. The Borrower Agent, the Borrowers and the Lender, as agent and a lender have entered into that certain $30,000,000 GBP/EURO Credit Agreement dated as of October 25, 2004, as amended or otherwise modified by that certain Amendment No. 1 and Limited Waiver, dated as of December 14, 2004, that certain Limited Waiver dated as of December 23, 2004, that certain Limited Waiver dated as of February 10, 2005, that certain Amendment No.2, dated as of March 14, 2005, that certain Limited Waiver dated as of May 11, 2005 and that certain Limited Waiver dated as of May 17, 2005(the “Credit Agreement”).

B. The Borrower Agent and the Borrowers have requested that the Lender grant certain amendments to the Credit Agreement as more fully described herein.

C. Subject to the representations and warranties of the Borrower Agent and the Borrowers and upon the terms and conditions set forth in this Amendment, the Lender is willing to grant such amendments as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and to induce the Lender to enter into this Amendment, the Borrower Agent, the Borrowers and the Lender hereby agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.

SECTION 2. AMENDMENT.

2.1 Section 8.4(d) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“(d) Compliance Certificate. Together with each set of financial statements required under paragraphs (a) and (b) of this Section 8.4, a compliance certificate of the Borrower Agent in substantially the form of Exhibit 8.4 (a “Compliance Certificate”), signed on its behalf by the chief financial officer or treasurer of the Borrower Agent, showing the calculations necessary to determine compliance with all financial covenants contained in Article 9 of this Agreement and stating that (i) all of the representations and warranties set forth in

Article 7 hereof (including those referring to the Schedules to this Agreement) with respect to each Borrower Party, shall be true and correct as though made on and as of the date of the Compliance Certificate, except for matters specifically updated or described in the Compliance Certificate, (ii) that each Required Guarantor (other than a Material Subsidiary) has satisfied the conditions of Section 8.10 or, if any Required Guarantor has not satisfied such conditions, stating the status thereof and (iii) that no other Default or Event of Default exists or, if any other Default or Event of Default exists, stating the nature and status thereof.”

2.2 Section 8.10(a) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“(a) Guaranty Agreements; Pledge Agreement. The Agent shall have received Guaranty Agreements executed by each Required Guarantor; provided that in the event any Required Guarantor is prohibited by the laws of any Governmental Authority with respect to such Required Guarantor from becoming a Guarantor and entering into a Guaranty Agreement, or rendering any such Guaranty Agreement unenforceable as an invalid act beyond the proper corporate or business purpose of such Required Guarantor or, in the case of Transact Elektronische Zahlungssysteme GmbH, is otherwise unable to obtain the proper authorization for such a Guaranty Agreement, then the Borrower Agent shall notify the Agent of any such restrictions within 30 days after the Closing Date and shall propose an alternative to such Required Guarantor’s Guaranty Agreement for Agent’s consideration and approval, in Agent’s sole and absolute discretion. Alternatives which the Borrower Agent may propose include, but are not limited to, alternative means by which such Required Guarantor shall become a primary or secondary obligor under the Loan Documents or by which such Required Guarantor may be directly and indirectly isolated from the proceeds and other benefits of the Loans and any assets of the Obligors (except as otherwise provided in Section 10.9(g)). In the event the Agent receives a notice from the Borrower Agent as described in the previous sentence within 30 days after the Closing Date, the Borrower shall have 90 days from the Closing Date to obtain Agent’s agreement, in Agent’s sole and absolute discretion, to an alternative to the Required Guarantor’s guaranty and deliver to the Agent any of such other reasonable fees, agreements, documents, writings or instruments, in each case in amount, form and substance satisfactory to the Agent, documenting any such agreed upon alternative. Concurrently with the acquisition by the German Borrower of 100% of the shares of Transact Elektronische Zahlungssysteme GmbH, the German Borrower shall execute and deliver to the Agent a Pledge Agreement, in form an substance satisfactory to the Agent.”

2.3 Section 10.4(e) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“(e) any Acquisition by a Borrower, so long as Borrower Agent gives Agent thirty (30) days prior written notice of such Acquisition or completion of an Acquisition under an Agreement executed prior to the Closing Date, so long as the Borrower Agent has notified the Agent of such Acquisition prior to the Closing Date, in each case Borrower Agent shall provide to the Agent the following information: pro forma financial statements and projections and a pro forma Compliance Certificate, demonstrating that the Borrower Parties will be, after giving effect to the Acquisition, in compliance with each of the financial covenants set forth in Article 9 of this Agreement. For purposes of such pro forma financial statements and pro forma Compliance Certificate, to calculate the Borrower Parties’ compliance with the financial covenants set forth in Article 9 hereof, after an acquisition of one hundred percent (100%) of the stock or assets of an Acquired Company, the EBITDA and EBITDAR of the Acquired Company, based upon pro forma numbers acceptable to the Agent, from its last four rolling quarters may be included to the extent that such numbers reflect cash flow from assets fully transferred to such Borrower as a result of the acquisition of the Acquired Company, with adjustments for any transactions not in the ordinary course of business. If such Borrower acquires less than one hundred percent (100%) of the stock or assets of an Acquired Company, the Agent shall make a good faith determination of what portion, if any, of such Acquired Company’s EBITDA and EBITDAR to include in the pro forma financial statements. Any Acquired Company that is a Subsidiary that falls within the definition of Required Guarantor shall satisfy the conditions set forth in Section 8.10, as soon as practicable but in no event later than 90 days from the acquisition of such Acquired Company, and with respect to any Acquired Company that is a Subsidiary organized under the laws of the United States or the laws of any State therein, the Agent may, in its sole discretion, require all of the acquired equity of any such Acquired Company to be pledged hereunder pursuant to a Pledge Agreement in form and substance satisfactory to the Agent;”

2.4 Section 10.5 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“10.5 Creation of Subsidiaries. Except upon fifteen (15) days prior written notice to Agent, not create any Foreign Subsidiaries or U.S. Subsidiaries. Upon the creation of any Subsidiary that falls within the definition of Required Guarantor, such Subsidiary shall satisfy the conditions set forth in Section 8.10, as soon as practicable but in no event later than 90 days from the creation of such Subsidiary, and with respect to any U.S. Subsidiary, the Agent may, in its sole discretion, require the 100% of the equity of any such U.S. Subsidiary be pledged hereunder pursuant to a Pledge Agreement in form and substance satisfactory to the Agent.”

2.5 Section 10.9 of the Credit Agreement is hereby amended by amending and restating the introductory phrase of such Section in its entirety to read as follows:

“10.9 Loans, Advances and Investments. Not make, nor permit any of its Subsidiairies that are Obligor to make, any loans, advances or extensions of credit to, or investments (whether acquisitions of stock or securities or otherwise) in, or acquire any Assets of, any Persons, including, without limitation, any Affiliates of any Borrower or any of its partners, shareholders, officers or employees (collectively, “Investments”), other than:”

2.6 Section 10.9(g) of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“(g) (i) Investments of the Borrowers or any other Obligors in or to (A) any one or more Borrowers or Obligors pursuant to this Agreement (provided that the conditions set forth in Section 8.10 have been satisfied with respect to any such Obligors that are Required Guarantors) or (B) any one or more “Obligors” pursuant to the US Credit Agreement (provided that the conditions set forth in Section 8.10 of the US Credit Agreement have been satisfied with respect to any such “Obligors” that are Required Guarantors); or

(ii) In addition to those Investments existing on the Closing Date as set forth on Schedule 4.5(a) to Amendment No. 3 to this Agreement, the Borrowers and any other Obligor may collectively make additional Investments of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate from the Closing Date through the Revolving Credit Termination Date in all (A) Required Guarantors that fail to become guarantors as provided in Section 8.10 (provided that such failure has been properly waived in accordance with Section 13.9) and (B) Foreign Subsidiaries that are not Required Guarantors, in each case including all items listed in Schedule 4.5(b) to Amendment No. 3 to this Agreement. To the extent that any such Investments are intercompany loans or advances, such loans and advances shall count against the limitation in the preceding sentence only to the extent such loans or advances have not been repaid;”

2.7 Section 10.10 of the Credit Agreement is hereby amended by amending and restating such Section in its entirety to read as follows:

“10.10 Negative Pledge. Not permit to exist any Lien on any of its property or the property of any other Euronet Entity, except as permitted under Section 10.2 above. On the request of the Agent, the Borrowers will, and the Borrowers will cause the other Euronet Entities to, execute acknowledgments or other forms of notice of such negative pledge, and the Agent may record or file the same in the appropriate filing offices.”

2.8 Exhibit 1 to the Credit Agreement is hereby amended by amending and restating the following defined terms in their entirety to read as follows:

“Acquired Company” shall mean any company acquired (in whole or in part) pursuant to Section 10.4(e).

“Obligor” shall mean each Borrower Party, each Required Guarantor and each direct or indirect Subsidiary of any Borrower Party which is a party to a Pledge Agreement or a Guaranty Agreement, or party to any security agreement, mortgage, deed of trust or other document or instrument provided to the Agent in support of the Borrowers’ Obligations pursuant to this Agreement and the other Loan Documents.

2.9 Exhibit 1 to the Credit Agreement is hereby amended by inserting the following new defined term in the appropriate alphabetical order:

“Required Guarantor” shall mean (i) any Material Subsidiary, (ii) any U.S. Subsidiary, whether now existing or hereafter acquired (in whole or in part), organized or otherwise created, (iii) any Foreign Subsidiary that has satisfied the conditions set forth in Section 8.10, whether now existing or hereafter acquired (in whole or in part), organized or otherwise created, and (iv) any Foreign Subsidiary, whether now existing or hereafter acquired (in whole or in part), organized or otherwise created, if, as of the date of acquisition or organization of such Foreign Subsidiary or on the last day of any fiscal quarter thereafter, (w) the gross revenues of such Foreign Subsidiary for the four quarters ending on such date equals or exceeds ten percent (10%) of the consolidated gross revenues of the Euronet Entities for the four quarters ending on such date or (x) the EBITDA of such Foreign Subsidiary for the four quarters ending on such date equals or exceeds ten percent (10%) of the consolidated EBITDA of the

Euronet Entities for the four quarters ending on such date or (y) the book value of the assets of such Foreign Subsidiary on such date equals or exceeds ten percent (10%) of the book value of the consolidated assets of the Euronet Entities on such date or (z) net income of such Foreign Subsidiary for the four quarters ending on such date equals or exceeds ten percent (10%) of the consolidated net income of the Euronet Entities for the four quarters ending on such date.

SECTION 3. LIMITATIONS ON AMENDMENTS.

3.1 The amendments set forth in Section 2 above is effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

3.2 This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and will remain in full force and effect.

SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment, the Borrower Agent and each of the Borrowers represent and warrant to the Lender as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a different date) are true, accurate and complete in all material respects as of the date hereof and (b) no Default or Event of Default has occurred and is continuing;

4.2 The Borrower Agent and each Borrower has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. Such execution and delivery have been duly authorized by proper proceedings, and this Amendment constitutes the legal, valid and binding obligations of the Borrower Agent and each Borrower, enforceable against each of them in accordance with their respective terms;

4.3 The articles of incorporation or organization, bylaws, if any, or other charter documents of the Borrower Agent and each Borrower delivered to the Lender as a condition precedent to the effectiveness of the Credit Agreement are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution, delivery and performance of this Amendment will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower Agent and any Borrower, any provision of the Borrower Agent’s and each Borrower’s respective articles or certificate of incorporation, by-laws, if any, or other charter documents, or the provisions of any indenture, instrument or other written or oral agreement to which any Borrower is a party or is subject or by which the Borrower Agent and any Borrower or any of its property is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of its property pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required by or in respect of the Borrower Agent and the Borrowers to authorize or is required in connection with the execution, delivery and performance of or the enforceability of this Amendment; and

4.5 (i) Schedule 4.5(a) hereto sets forth all Investments by the Borrower Agent, any other Borrower or any Required Guarantor existing on October 25, 2004 in (A) any Required Guarantor that has failed to become a guarantor as provided in Section 8.10 and (B) any Foreign Subsidiaries that is not a Required Guarantor; and

(ii) Schedule 4.5(b) hereto sets forth all Investments made by the Borrower Agent, any other Borrower or any Required Guarantor after October 25, 2004 to, and including, the date hereof in (A) any Required Guarantor that has failed to become a guarantor as provided in Section 8.10 and (B) any Foreign Subsidiaries that is not a Required Guarantor.

SECTION 5. EXPENSES. The Borrowers, jointly and severally, agree to pay to Lender upon demand, the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which Lender may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.

SECTION 6. REAFFIRMATION. The Borrower Agent and each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

SECTION 7. EFFECTIVENESS. This Amendment will become effective as of the date hereof upon:

7.1 the execution and delivery of this Amendment, whether the same or different copies, by the Borrower Agent, each Borrower and Lender; and

7.2 the Borrower Agent providing to the Agent a pro forma Compliance Certificate in form and substance satisfactory to the Agent, demonstrating that the Borrower Parties will be, after giving effect to this Amendment, in compliance with each of the financial covenants set forth in Article 9 of the Credit Agreement and that all Required Guarantors (other than the Material Subsidiaries) have satisfied the conditions set forth in Section 8.10 of the Credit Agreement.

SECTION 8. GOVERNING LAW. This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Missouri.

SECTION 9. CLAIMS, COUNTERCLAIMS, DEFENSES, RIGHTS OF SET-OFF. The Borrower Agent and each Borrower hereby represents and warrants to the Lender that it has no knowledge of any facts what would support a claim, counterclaim, defense or right of set-off.

SECTION 10. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER AGENT:	EURONET WORLDWIDE, INC.,
a Delaware corporation

	By:	/s/ Rick Weller
	Name:	Rick Weller
	Title:	Executive Vice President and Chief Financial Officer

BORROWERS:	E-PAY HOLDINGS LIMITED,
a limited liability company incorporated in
England and Wales

	By:	/s/ Jeff Newman
	Name:	Jeff Newman
	Title:	Director

DELTA EURONET GMBH.,
a German company with limited liability

	By:	/s/ Rick Weller
	Name:	Rick Weller
	Title:	Director

Signature Page to Amendment No. 3 to Euro Credit Agreement

AGENT AND LENDER:	BANK OF AMERICA, N.A.

	By:	/s/ John P. Mills
	Name:	John P. Mills
	Title:	Vice President

Signature Page to Amendment No. 3 to Euro Credit Agreement

Schedule 4.5